UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

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48 South Service Road

Melville, NY 11747

(212) 564-4922

March 8, 2021

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Data Storage Corporation:

This Information Statement is furnished to the stockholders of Data Storage Corporation., a Nevada corporation (“Data Storage” or the “Company”), in connection with the Company’s receipt of approval by written consent, in lieu of a meeting, on March 8, 2021, from the record holders of an aggregate of 101,553,187 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting approximately 78% of the Company’s issued and outstanding voting capital stock (based on 128,539,418 shares of Common Stock and 1,401,786 shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) issued and outstanding as of March 8, 2021 therein approving the following actions:

(1)	An amendment (the “Reverse Stock Split Amendment”) to our articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of common stock, at a ratio to be determined at the discretion of the Board of Directors within a range of one (1) share of common stock for every two (2) to sixty (60) shares of common stock (the “Reverse Stock Split”), such amendment to be effected only in the event the Board of Directors still deems it advisable;

(2)	Approval of the Data Storage Corporation 2021 Stock Incentive Plan (the “2021 Plan”);

(3)	Ratification and approval of the Certificate of Correction and Certificate of Validation to the Articles of Incorporation to the Certificate of Amendment filed with the Secretary of State of the State of Nevada on October 7, 2008;

(4)	Ratification and approval of the Certificate of Correction and Certificate of Validation to the Articles of Incorporation to the Certificate of Amendment filed with the Secretary of State of the State of Nevada on October 16, 2008;

(5)	Ratification and approval of the Certificate of Correction and Certificate of Validation to the Articles of Incorporation to the Certificate of Amendment filed with the Secretary of State of the State of Nevada on January 6, 2009; and

(6)	Ratification and approval of the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of the State of Nevada on June 24, 2009, the issuance of 1,401,786 shares of Series A Preferred Stock thereunder, and the Certificate of Correction and Certificate of Validation to the Certificate of Designation.

A copy of the Reverse Stock Split Amendment is attached to this information statement as Appendix A, a copy of the 2021 Plan is attached to this information statement as Appendix B, copies of the Certificate of Correction and Certificate of Validation to the Certificate of Amendment to Articles of Incorporation filed on October 7, 2008, October 16, 2008 and January 6, 2009 are attached to this information statement as Appendix C, Appendix D, and Appendix E respectively, and a copy of the Certificate of Correction and Certificate of Validation to the Certificate of Designation filed on June 24, 2009 is attached hereto as Appendix F.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy. Please do not send us one.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split Amendment and Certificates of Correction and Certificates of Validation will not be filed with the Secretary of State of the State of Nevada and no issuances under the 2021 Plan will be made until at least twenty (20) calendar days after the mailing of this Information Statement. This Information Statement is expected to be mailed on or about March , 2021 to stockholders of record on the Record Date.

The entire cost of furnishing the Information Statement and related materials will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them. The Company’s Board of Directors (the “Board of Directors”) has fixed the close of business on March 8, 2021 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors,

/s/ Charles M. Piluso
Charles M. Piluso
Chairman and Chief Executive Officer, Director
(Principal Executive Officer)

Melville, New York

March      , 2021

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding voting power is required to affect the Reverse Stock Split Amendment and the adoption of the Plan, and to ratify and approve each of the Certificates of Correction and Certificates of Validation, the Certificate of Designation of the Series A Preferred Stock as filed on June 24, 2009 with the Secretary of State of Nevada and the issuance of 1,401,786 shares of Series A Preferred Stock thereunder. The Board of Directors fixed the close of business on March 8, 2021 as the Record Date for the determination of the stockholders entitled to notice of the action by written consent.

As of the Record Date, Data Storage had 128,539,418 shares of common stock outstanding and 1,401,786 shares of Series A Preferred Stock outstanding. The holders of shares of common stock and Series A Preferred Stock, on a converted to Common Stock basis, are entitled to one vote per share and vote together on all matters to be voted upon by the holder of shares of Common Stock.

On the Record Date, the Consenting Stockholders were entitled to 101,553,187 votes, which represented approximately 78% of the voting power of the issued and outstanding shares of common stock and Series A Preferred Stock eligible to vote on the Record Date.  The Consenting Stockholders voted in favor of the Amendment described herein in a written consent, dated March 8, 2021, in lieu of a meeting of stockholders as permitted by Nevada Revised Statues and the Bylaws of the Company.

THE REVERSE STOCK SPLIT

Pursuant to the authorization and approval of the Consenting Stockholders, by written consent dated March 8, 2021, the Board of Directors has been granted the authority to effect a reverse stock split of the Company’s common stock, as described below (the “Reverse Stock Split”). If the Board of Directors decides to implement the Reverse Stock Split, it will become effective through an amendment to our Articles of Incorporation (the “Reverse Stock Split Amendment”). The proposed form of the Reverse Stock Split Amendment to effect the Reverse Stock Split is attached as Appendix A to this Information Statement.

The Reverse Stock Split Amendment permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of a range of one-for-two (1:2) to one-for-sixty (1:60), such that a range of every two (2) to sixty (60) shares of issued and outstanding shares of common stock will be converted into one (1) share of common stock. If the Board of Directors does not implement the Reverse Stock Split prior to March 8, 2022, the Board of Directors will seek stockholder approval before implementing any Reverse Stock Split after that time. The Board of Directors reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders. In fixing the ratio, the Board of Directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market (“Nasdaq”); the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split will not affect the number of authorized shares of our common stock or our preferred stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on Nasdaq. One of Nasdaq listing requirements is that the bid price of our common stock is at a specified minimum per share (the “Minimum Bid Price”). Reducing the number of outstanding shares of our common stock should, absent other factors, result in an increase in the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, remain over the Minimum Bid Price requirement of Nasdaq.

In addition, with a high number of issued and outstanding common shares, the price per each share of our common stock may be too low for the Company to attract investment capital on reasonable terms for the Company. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our common stock.

Although reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, or that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of Reverse Stock Split Amendment, with the Secretary of State of the State of Nevada, which will not be filed prior to the expiration of the twenty (20) day waiting period pursuant to Rule 14c-2 under the Exchange Act. The exact timing of the filing of the Reverse Stock Split Amendment that will affect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. The Reverse Stock Split further is expected to be implemented in connection with, and at the time of, the proposed listing of our common stock on a national securities exchange. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Upon the Split Effective Time, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by our Board of Directors within a range of 1:2 to 1:60. Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. In other words, we will “round up” fractional shares.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Split Effective Time, the shares of common stock will have the same voting rights and rights to dividends and distributions (other than fractional shares) and will be identical in all other respects to the common stock now authorized. The issued common stock will remain fully paid and non-assessable.

After the Split Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which are numbers used to identify our equity securities, and stockholders holding physical stock certificates with the older CUSIP numbers should exchange those stock certificates for stock certificates with the new CUSIP numbers by following the procedures enumerated in the letter of transmittal to be sent to our stockholders, as described below. Stockholders holding common stock in street name do not have to take any action, as the split will occur automatically on the Split Effective Time, as described below.

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Stock Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

We expect that the Transfer Agent will act as the exchange agent for the purposes of implementing the exchange of stock certificates in connection with the Reverse Stock Split. As soon as practicable after Split Effective Time, the stockholders holding common stock in certificated form will be sent a letter of transmittal by the Transfer Agent. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificates representing pre-split shares of our common stock to the Transfer Agent in exchange for certificates representing post-split shares. No new certificates will be issued to a shareholder until that shareholder has surrendered the certificate(s) representing the outstanding pre-Reverse Stock Split shares together with the properly completed and executed letter of transmittal.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Holders of Preferred Stock

In connection with the Reverse Stock Split, the conversion price of each share of Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), will be proportionately increased. Any fractional shares to be issued upon conversion of the Series A Preferred Stock, after aggregating all fractional shares, will be paid in cash. Accordingly, the proportional voting power of the outstanding shares of post-split Series A Preferred Stock relative the outstanding shares of post-split common stock will not change as a result of the Reverse Stock Split except to the extent of the treatment of fractional shares.

As of the Record Date, there were outstanding 1,401,786 shares of Series A Preferred Stock.

Fractional Shares

Fractional shares with respect to our common stock will not be issued in connection with the Reverse Stock Split. We will round up any fractional shares of our common stock resulting from the Reverse Stock Split to the nearest whole share.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Anti-Takeover Effects of the Reverse Stock Split

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is seemingly beneficial to our stockholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the principal goals of the Company in effecting the Reverse Stock Split are to increase the ability of institutions to purchase our common stock and stimulate the interest in our common stock by analysts and brokers as well as comply with certain Minimum Bid Price requirements to increase the likelihood of listing our common stock on a national securities exchange. This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Incorporation nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split proposal is not a plan by our Board to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for Newly Available Shares

Other than the contemplated registered public offering of our common stock and warrants to purchase our common stock, as discussed in more detail in the registration statement on Form S-1 filed on February 12, 2021 and the contemplated issuance of common stock in our proposed merger with Flagship Solutions, LLC, we presently have no specific plans, nor have we entered into any agreements, arrangements or understandings with respect to the shares of authorized common stock that will become available for issuance as a result of the Reverse Stock Split.

Accounting Matters

This proposed amendment to the Articles of Incorporation will not affect the par value of our common stock or Series A Preferred Stock per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Interests of Officers and Directors in this Proposal

Other than the reduction in the number of shares of common stock held by them, which would result from the consummation of the Reverse Stock Split, which will be similar to the effect on all other holders of the Company’s shares of common stock, our officers and directors do not have any substantial interest, direct or indirect, in the Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. holders generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. As noted above, we will not issue fractional shares of our common stock in connection with the Reverse Stock Split. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. The U.S. federal income tax consequences of the receipt of such an additional share of our common stock are not clear. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each U.S. holder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

APPROVAL OF OUR 2021 STOCK INCENTIVE PLAN

Our Amended and Restated Data Storage Corporation 2010 Incentive Award Plan (the “2010 Plan”) expired on October 21, 2020, and no grants of awards under the 2010 Plan may be made after that date. Our 2008 Equity Incentive Award Plan (the “2008 Plan”) expired on February 3, 2013, and no grants of awards under the 2008 Plan may be made after that date. Our Board believes that it is in the best interests of the Company and its stockholders to have a new equity compensation plan adopted by the Board and approved by the stockholders so that the Company can continue to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, on March 8, 2021, our Board approved and adopted the 2021 Stock Incentive Plan (the “2021 Plan”), and the Consenting Stockholders subsequently approved the 2021 Plan, by written consent dated March 8, 2021.

Approval of the 2021 Plan by the Company’s stockholders was required, among other things, in order to allow the grant to eligible employees of options that qualify as “incentive stock options” (or ISOs) under Section 422 of the Code and to comply with certain requirements for the listing of the Company’s common stock on the Nasdaq Capital Market.

Approval of the 2021 Plan by our stockholders allows us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board and/or compensation committee. The 2021 Plan also allows us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Purpose of the 2021 Plan

The Board of Directors believes that the 2021 Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. We believe the 2021 Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently 45 individuals that would be eligible to participate in the 2021 Plan, of which 9 are directors or executive officers, 26 are employees and 10 are consultants.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past two fiscal years with details of each calculation noted below the table.

	2020	2019
Burn Rate (1)	12%	12%
Dilution (2)	11%	12%
Overhang (3)	6%	6%

(1)	Burn Rate is the number of shares subject to equity awards granted during a fiscal year/weighted average common shares outstanding for that fiscal year.

(2)	Dilution is (the number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).

(3)	Overhang is (the number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Summary of the 2021 Stock Incentive Plan

The following is a summary of the principal features of the 2021 Plan. This summary does not purport to be a complete description of all of the provisions of the 2021 Plan and it is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached to this information statement as Appendix B hereto.

Available Shares. An aggregate of 15,000,000 shares of the Company’s common stock may be issued under the 2021, subject to equitable adjustment in the event of future stock splits including the Reverse Stock Split, if consummated, and other capital changes, all of which may be issued in respect of Incentive Stock Options (or ISOs) that meet the requirements of Section 422 of the Code.

In applying the aggregate share limitation under the 2021 Plan, shares of common stock (i) subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or otherwise forfeited, or terminated without payment being made thereunder and (ii) that are surrendered in payment or partial payment of the exercise price of an option or taxes required to be withheld with respect to the exercise of stock options or in payment with respect to any other form of award are not counted and, therefore, may be made subject to new awards under the 2021 Plan.

Non-Employee Director Compensation Limit

Administration. The 2021 Plan will be administered by the Compensation Committee of our Board (the “Compensation Committee”). The Compensation Committee has discretion to determine the individuals to whom awards may be granted under the 2021 Plan, the number of shares of common stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Compensation Committee is authorized to interpret the 2021 Plan, to prescribe, amend and rescind any rules and regulations relating to the 2021 Plan and to make any other determinations necessary or desirable for the administration of the 2021 Plan. All interpretations, determinations and actions by the Compensation Committee are final, conclusive and binding on all parties.

Eligibility. Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by our Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries is eligible to participate in the 2021 Plan. As of March 8, 2021, the Company had approximately 26 full-time employees, including 5 executive officers, 5 non-employee directors, and 10 consultants, advisors and/or other individual service providers. As awards under the 2021 Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Types of Awards. Under the 2021 Plan, the Compensation Committee may grant nonqualified stock options (or NSOs), incentive stock options (or ISOs), stock appreciation rights (or SARs), restricted stock, stock units, performance shares, performance units, other cash-based awards and other stock-based awards. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options. The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of the Company’s common stock on the date of grant or, if there are no trades on such date, then the closing price of a share of our common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded (or 110% of the fair market value per share in the case of ISOs granted to a ten-percent or more shareholder). However, if permissible under law and the rules of the exchange on which the Company is listed, options to participants who are not residents of the U.S. may be granted at a price below fair market value on the date of grant. On March 5, 2021, the closing sale price of a share of our common stock on the OTC Markets was $0.36.

ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option.

A participant may exercise an option by written notice and payment of the exercise price in cash, or, as determined by the Compensation Committee, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Compensation Committee in connection with the 2021 Plan, and/or such other method as approved by the Compensation Committee and set forth in an award agreement. The maximum term of any option granted under the 2021 Plan is ten years from the date of grant (five years in the case of an ISO granted to a ten-percent or more shareholder). The Compensation Committee may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of the Company’s common stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent or more shareholder) from the date of grant. Options granted under the 2021 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

Unless an award agreement provides otherwise, if a participant’s Service (as defined in the 2021 Plan) terminates (i) by reason of his or her death or Disability (as defined in the 2021 Plan), any option held by such participant may be exercised, to the extent otherwise exercisable, by the participant or his or her estate or personal representative, as applicable, at any time in accordance with its terms for up to one year after the date of such participant’s death or termination of Service, as applicable, (ii) for Cause (as defined in the 2021 Plan), any option held by such participant will be forfeited and cancelled as of the date of termination of Service and (iii) for any reason other than death, Disability or Cause, any option held by such participant may be exercised, to the extent otherwise exercisable, up until ninety (90) days following termination of Service.

Stock Appreciation Rights. The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The base price per share of each SAR will not be less than 100% of the closing price of a share of the Company’s common stock on the date of grant or, if there are no trades on such date, then the closing price of a share of the Company’s common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded. The maximum term of any SAR granted under the 2021 Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value on the exercise date of one share of our common stock over the base price, multiplied by the number of shares of common stock as to which the SAR is exercised. Payment may be made in shares of Company common stock, in cash, or partly in shares of Company common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the 2021 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of the Company’s common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee, subject to applicable tax withholding requirements. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Unless the Compensation Committee determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2021 Plan. Performance shares and performance units are awards, payable in shares of the Company’s common stock, cash or a combination thereof, which are earned during a specified time period subject to the attainment of performance goals, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award incentive bonus awards payable in cash or shares of common stock, as set forth in an award agreement. Incentive bonus awards may be based upon the attainment of specified levels of Company or subsidiary performance. The amount of an incentive bonus award to be paid upon the attainment of each targeted level of performance will equal a percentage of a participant’s base salary for the fiscal year, a fixed dollar amount or such other formula, as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of stock-based or cash-based awards under the 2021 Plan, including the grant or offer for sale of unrestricted shares of the Company’s common stock, in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Transferability. Awards granted under the 2021 Plan will not be transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit NSOs, share-settled SARs, restricted stock, performance share or share-settled other stock-based awards to be transferred to family members and/or for estate planning or charitable purposes.

Change in Control. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the 2021 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. Unless otherwise provided by an award agreement, the Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option and/or SAR; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Company’s common stock on the date of the change in control; or (f) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any option or SAR does not exceed the exercise price of such option or SAR, the Compensation Committee may cancel the option or SAR without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the change in control to holders of the Company’s common stock. Without limitation of the foregoing, if as of the date of the occurrence of the change in control the Compensation Committee determines that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment. The Compensation Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the award prior to the change in control) and/or make such other modifications, adjustments or amendments to outstanding Awards or the 2021 Plan as the Compensation Committee deems necessary or appropriate.

Term; Amendment and Termination. The 2021 Plan will continue in effect until terminated by the Board; provided, however, that no Award will be granted under the Plan on or after the 10th anniversary of the date of the adoption of the Plan by the Board; and provided further, that Awards granted prior to such expiration date may extend beyond that date. The Board of Directors may suspend, terminate, or amend the 2021 Plan in any respect at any time, provided, however, that (i) no amendment, suspension or termination may materially impair the rights of a participant under any awards previously granted, without his or her consent, (ii) the Company shall obtain stockholder approval of any 2021 Plan amendment as required to comply with any applicable law, regulation or stock exchange rule and (iii) stockholder approval is required for any amendment to the 2021 Plan that (x) increases the number of shares of common stock available for issuance thereunder or (y) changes the persons or class of persons eligible to receive awards.

New Plan Benefits

As of the date of this information statement, we are unable to determine any grants of awards under the 2021 Plan that will be made.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2021 Plan.

Material United States Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this information statement, associated with the grant of awards under the 2021 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant.  There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2021 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise.  The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.  If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.  Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2021 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income until an award is vested and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Section 409A

If an award under the 2021 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our board of directors and Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2021 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2020, we had the following awards outstanding under our 2010 Plan:

	Number of securities to be issued upon exercise of outstanding options and warrants		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,305,985	(1)	$0.17	1,694,015
Equity compensation plans not approved by stockholders	N/A		N/A	-
Total	8,305,985		$0.17	1,694,015

(1)	During the year ended December 31, 2020, we had awards outstanding under two incentive plans, the 2008 Plan and the 2010 Plan. As of the end of fiscal year 2020, we had no awards outstanding under the 2008 Plan and 8,305,985 shares of our common stock issuable upon the exercise of outstanding options granted pursuant to the 2010 Plan. The securities available under the Plan for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc. As of end of fiscal year 2020, there were warrants outstanding to purchase 133,334 shares of common stock at a weighted average exercise price of $0.001, none of which were granted pursuant to the 2008 Plan or the 2010 Plan.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the fiscal year ended December 31, 2020, in all capacities for the accounts of our executive officers, including the Chief Executive Officer.

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Charles M. Piluso, Chief Executive Officer, Chief Financial Officer, Treasurer and Chairman of the Board	2020	$100,000	—	—	$—	—	—	$100,000

Harold Schwartz - President	2020	$100,000	—	—	$—	—	—	$100,000

Tom Kempster – President of Operations	2020	$129,585	—	—	$—	—	—	$129,585

Employment Agreements

The Company does not have any employment agreements with any executive officers.

Outstanding Equity Awards at Fiscal Year-End December 31, 2020

		Option Awards
Name	Option Approval Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (2) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Charles M. Piluso
(1)	6/18/2012	548,780	0	0.394	6/17/2022
(1)	6/18/2012	357,143	0	0.394	6/17/2022
(2)(4)	12/11/2012	33,333	0	0.150	12/10/2022
(2)(5)	12/13/2013	33,333	0	0.150	12/12/2023
(2)(5)	12/22/2015	66,666	0	0.350	12/21/2025
(2)(5)	12/14/2017	66,666	0	0.050	12/14/2027
(2)(5)	12/11/2019	33,333	66,667	0.060	12/10/2023

Harold J. Schwartz
(3)(5)	6/18/2012	2,538	0	0.394	6/17/2022
(3)(4)	12/11/2012	16,666	0	0.150	12/10/2022
(3)(5)	12/13/2013	16,666	0	0.150	12/12/2023
(2)(5)	12/22/2015	33,333	0	0.350	12/21/2025
(2)(5)	12/14/2017	66,666	0	0.050	12/13/2027
(2)(5)	12/11/2019	33,333	66,667	0.060	12/10/2023

Thomas C. Kempster
(2)(5)	12/14/2017	66,666	0
(2)(5)	12/11/2019	33,333	66,667

(1)	On March 23, 2011 (the “Stock Grant Date”), Mr. Piluso was issued a stock grant of 571,429 shares of common stock at $0.35 per share (the “Stock Grant”). Mr. Piluso received the Stock Grant in lieu of his annual compensation for 2010. The Stock Grant was fully vested on the Stock Grant Date. The Stock Grant was issued to Mr. Piluso pursuant to the 2008 Plan. On June 18, 2012, the Stock Grant issuance was rescinded and replaced with a stock option to acquire 548,780 shares of common stock at an exercise price of $0.39 per share.

(2)	The stock options were issued in consideration for services provided as a member of the Board.

(3)	The stock options were issued in consideration for services provided as a member of the Board of Advisors.
(4)	These option awards vested 100% three months from the grant date.

(5)	These option awards vested/vest 33.33% on each of the one- year, two- year and three- year anniversary following the grant date.

Compensation of Directors

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s directors paid by the Company during the fiscal year ended December 31, 2020. During the year ended December 31, 2020, no compensation was paid to any Company director.

Director Name	Fees earned or paid in cash	Stock awards	Option awards (1)(2)	Non-equity incentive plan	Non-qualified deferred compensation earnings	All other compensation	Total
Charles M. Piluso (3)	—	—	$0	—	—	—	$0
Harold Schwartz (4)	—	—	$0	—	—	—	$0
Tom Kempster (5)	—	—	$0	—	—	—	$0
Lawrence Maglione (6)	—	—	$0	—	—	—	$0
John F. Coghlan (7)	—	—	$0	—	—	—	$0
John Argen (8)	—	—	$0	—	—	—	$0
Joseph B. Hoffman (9)	—	—	$0	—	—	—	$0
Clifford Stein (10)	—	—	$0	—	—	—	$0
Matthew Grover (11)	—	—	$0	—	—	—	$0
Todd Correll (12)	—	—	$0	—	—	—	$0

(1)	The stock options were issued in consideration for services provided as a member of the Board.

(2)	The amounts shown in these columns represent the aggregate grant date fair value of common stock and option awards computed in accordance with FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Share Based Compensation” on page 14 for a discussion of the assumptions made in the valuation of stock and option awards.

(3) The table below shows the aggregate number of option awards outstanding at fiscal year-end for each of our current non-employee directors and former non-employee directors who served as directors during the year ended December 31, 2020.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2020

John Argen	299,998
John Coghlan	333,498
Todd Correll	25,000
Matthew Grover	25,000
Joseph Hoffman	299,998
Lawrence Maglione	299,998
Clifford Stein	299,998

RATIFICATION AND APPROVAL OF THE CERTIFICATE OF CORRECTION AND CERTIFICATE OF VALIDATION TO THE CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION FILED ON OCTOBER 7, 2008

On October 7, 2008, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada that was intended to increase the number of its authorized shares of common stock from 75,000,000 shares to 250,000,000 shares (the “October 7th Amendment”). Subsequent to filing the October 7th Amendment it was brought to the Company’s attention that the October 7th Amendment was improperly drafted to accomplish the intended purpose. Although the amendment referred to 250,000,000 authorized shares, the October 7th Amendment restated a copy of a corporate resolution adopted by the Company’s Board of Directors authorizing the filing of an amendment to the articles of incorporation to increase the authorized number of shares instead of actually providing the increase in the number of shares of common stock.

Because the October 7th Amendment may have been defective, the Board of Directors determined it would be in the best interest of the Company to take immediate corrective action and, pursuant to the action of the Board of Directors at a meeting held on March 8, 2021, the Board of Directors authorized and approved the Certificate of Correction and Certificate of Validation to the October 7th Amendment and directed that the Certificate of Correction and Certificate of Validation to the October 7th Amendment be submitted to the Company’s shareholders for ratification and approval and that the Company file the Certificate of Correction and Certificate of Validation to the October 7th Amendment.  Consequently, the Consenting Stockholders ratified and approved the filing of a Certificate of Correction and Certificate of Validation to the October 7th Amendment pursuant to NRS 78.0295 and NRS 78.0296 to properly increase its authorized common shares to 250,000,000. NRS 78.0296 allows for the ratification or validation of noncompliant corporate acts if certain procedures are followed. We will file a Certificate of Correction and Certificate of Validation with respect to the October 7th Amendment with the Secretary of State of the State of Nevada, after the expiration of the twenty (20) day waiting period pursuant to Rule 14c-2 under the Exchange Act. Upon the filing of the Certificate of Correction and Certificate of Validation to the October 7th Amendment, the October 7th Amendment and any resulting putative stock issuances will no longer be deemed noncompliant acts and the effect of the ratification will be retroactive to the time of the original filing of the October 7th Amendment.

RATIFICATION AND APPROVAL OF THE CERTIFICATE OF CORRECTION AND CERTIFICATE OF VALIDATION TO THE CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION FILED ON OCTOBER 16, 2008

On October 16, 2008, the Company filed an additional amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada that was intended to increase the number of its authorized shares of capital stock from 250,000,000 shares to 260,000,000 shares, of which 250,000,000 shares were to be designated as common stock, par value $0.001 per share and 10,000,000 were to be designated blank check preferred stock, par value $0.001 (the “October 16th Amendment”). Subsequent to filing the October 16th Amendment, it was brought to the Company’s attention that the October 16th Amendment was improperly drafted to accomplish the intended purpose. Although the October 16th Amendment referred to blank check preferred stock it did not specify that the preferred stock could be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors) and that the Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. In addition, the October 16th Amendment restated a copy of a corporate resolution adopted by the Board of Directors authorizing the filing of an amendment to the articles of incorporation to increase the authorized number of shares instead of actually authorizing the increase in the number of shares of common stock and the creation of blank check preferred stock.

Because the October 16th Amendment may have been defective, the Board of Directors determined it would be in the best interest of the Company to take immediate corrective action and, pursuant to the action of the Board of Directors at a meeting held on March 8 2021, the Board of Directors authorized and approved the Certificate of Correction and Certificate of Validation to the October 16th Amendment and directed that the Certificate of Correction and Certificate of Validation to the October 16th Amendment be submitted to the Company’s shareholders for ratification and approval and that the Company file the Certificate of Correction and Certificate of Validation to the October 16th Amendment.  Consequently, the Consenting Stockholders ratified and approved the filing of a Certificate of Correction and a Certificate of Validation to the October 16th Amendment pursuant to NRS 78.0295 and NRS 78.0296 to properly increase the Company’s authorized capital stock to 260,000,000 shares, of which 250,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.001 per share, and to specify that the Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series of preferred stock and the designation thereof. NRS 78.0296 allows for the ratification or validation of noncompliant corporate acts if certain procedures are followed. We will file a Certificate of Correction and Certificate of Validation with respect to the October 16th Amendment with the Secretary of State of the State of Nevada, after the expiration of the twenty (20) day waiting period pursuant to Rule 14c-2 under the Exchange Act. Upon the filing of the Certificate of Correction and Certificate of Validation to the October 16th Amendment, the October 16th Amendment and any resulting putative stock issuances will no longer be deemed noncompliant acts and the effect of the ratification will be retroactive to the time of the original filing of the October 16th Amendment.

RATIFICATION AND APPROVAL OF THE CERTIFICATE OF CORRECTION AND CERTIFICATE OF VALIDATION TO THE CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION FILED ON JANUARY 6, 2009

On January 6, 2009, the Company filed a Certificate of Amendment to its Articles of Incorporation to change the name of the Company from Euro Trend Inc. to Data Storage Corporation (the “January 6th Amendment”). Subsequent to filing the January 6th Amendment it was brought to the Company’s attention that the January 6th Amendment was improperly drafted to accomplish the intended purpose. Although the amendment referred to a corporate name change it restated a copy of a corporate resolution adopted by the Company’s board of directors authorizing the filing of an amendment to the articles of incorporation to change the Company’s name.

Because the January 6th Amendment may have been defective, the Board of Directors determined it would be in the best interest of the Company to take immediate corrective action and pursuant to the action of the Board of Directors at a meeting held on March 8, 2021, the Board of Directors authorized and approved the Certificate of Correction and Certificate of Validation to the January 6th Amendment and directed that the Certificate of Correction and Certificate of Validation to the January 6th Amendment be submitted to the Company’s shareholders for ratification and approval and that the Company file the Certificate of Correction and Certificate of Validation to the January 6th Amendment. Consequently, the Consenting Stockholders ratified and approved the filing of a Certificate of Correction and Certificate of Validation pursuant to NRS 78.0295 and NRS 78.0296 to properly change the name of the Company from Euro Trend Inc. to Data Storage Corporation. NRS 78.0296 allows for the ratification or validation of noncompliant corporate acts if certain procedures are followed. We will file a Certificate of Correction and Certificate of Validation with respect to the January 6th Amendment with the Secretary of State of the State of Nevada, after the expiration of the twenty (20) day waiting period pursuant to Rule 14c-2 under the Exchange Act. Upon the filing of the Certificate of Correction and Certificate of Validation to the January 6th Amendment, the January 6th Amendment will no longer be deemed noncompliant acts and the effect of the ratification will be retroactive to the time of the original filing of the January 6th Amendment.

RATIFICATION AND APPROVAL OF THE SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATION, ISSUANCE OF THE SERIES A PREFERRED STOCK AND CERTIFICATE OF CORRECTION AND CERTIFICATE OF VALIDATION TO THE CERTIFICATE OF DESIGNATION

On June 24, 2009, the Company filed a Certificate of Designation (the “Certificate of Designation”) establishing the voting powers, designations, preferences, limitations, restrictions and other relative rights of its a newly designated Series A Preferred Stock. Subsequent to filing the Certificate of Designation, it was brought to the Company’s attention that the October 7th Amendment and the October 16th Amendment (collectively, the “Amendments”) were improperly drafted to accomplish their intended purposes of increasing the authorized capital stock of the Company and designating 10,000,000 of the 260,000,000 authorized shares of the Company’s stock as blank check preferred stock.

Because the Amendments may have been defective, the Board of Directors determined it would be in the best interest of the Company to take immediate corrective action and pursuant to the action of the Board of Directors at a meeting held on March 8, 2021, the Board of Directors authorized and approved the Certificate of Correction and Certificate of Validation to the Certificate of Designation and directed that the Certificate of Designation, the issuance of 1,401,786 shares of Series A Preferred Stock thereunder, and the Certificate of Correction and Certificate of Validation to the Certificate of Designation be submitted to the Company’s shareholders for ratification and approval and that the Company file the Certificate of Correction and Certificate of Validation to the Certificate of Designation. ..  Consequently, the Consenting Stockholders of the Company, among other things, ratified and approved the creation of the Series A Preferred Stock by the filing of the Certificate of Designation as filed with the Secretary of State of the State of Nevada on June 24, 2009, the issuance of 1,401,786 shares of Series A Preferred Stock thereunder and the filing of a Certificate of Correction and a Certificate of Validation pursuant to NRS 78.0295 and NRS 78.0296 to properly establish the rights, privileges and preferences of the Series A Preferred Stock.  NRS 78.0296 allows for the ratification or validation of noncompliant corporate acts if certain procedures are followed. We will file a Certificate of Correction and Certificate of Validation with respect to the Certificate of Designation with the Secretary of State of the State of Nevada, after the expiration of the twenty (20) day waiting period pursuant to Rule 14c-2 under the Exchange Act. Upon the filing of the Certificate of Correction and Certificate of Validation, Certificate of Designation will no longer be deemed noncompliant acts and the effect of the ratification will be retroactive to the time of the original filing of the Certificate of Designation.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent of our common stock and Series A Preferred Stock; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. This table does not give effect to any shares of our common stock to be issued in the Merger. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The address for each person is 48 South Service Road, Melville, New York 11747.

Name of Beneficial Owner	Number of Common Shares	Percent of Class (1)	Number of Shares of Series A Preferred Stock (2)	Percent of Series A Preferred Stock Owned (2)	Total Voting Power (3)
Charles M. Piluso and affiliated entities (4) (14)	36,510,647	28.14. %			28.14%
Harold J. Schwartz (5) (14)	32,804,170	25.49%			25.49%
Thomas C. Kempster (9) (14) (10)	32,034,967	24.90%			24.90%
Lawrence Maglione, Jr. (6) (14)	266,503	*			*
John Argen (7) (14)	233,331	*			*
Joseph Hoffman (8) (14)	233,331	*			*
Matthew Grover (11) (14)	8,333	*			*
Todd Correll (12) (14)	33,333	*			*
Cliff Stein (13)	10,950,633	8.50%			8.50%
Jan Burman (15)			1,401,786	100%	1.0%
All Executive Officers and Directors as a group	113,075,249	87.03%			87.03%

*	Less than 1%

(1)	Based on 128,539,418 shares of common stock outstanding as of March 8, 2021. Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of March 8, 2021. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2)	Based on 1,401,786 shares of Series A Preferred Stock outstanding as of March 8, 2021. Each share of Series A Preferred Stock converts to one share of common stock and is entitled to one vote per share of common stock into which it is convertible and votes together with the common stock.

(3)	Total Voting Power as of March 8, 2021 is 129,941,204 shares. Percent of Total Voting Power for each beneficial owner is derived by dividing the sum of the common stock votes and number of votes that Series A Preferred Stock such holder has to cast by the Total Voting Power.

(4)	Includes (i) 13,625,634 shares of common stock held individually, (ii) 3,269,863 shares of common stock held by Piluso Family Associates, (iii) 9,204,614 shares of common stock held by The Bella Vita 2012 Trusts, (iv) 9,204,614 shares of common stock held by The Lasata 2012 Trusts, (v) stock options to acquire 1,139,254 shares of common stock at exercise prices ranging from $0.060 to $0.39, and (vi) a common stock purchase warrant exercisable to acquire 66,667 shares of common stock exercisable at $0.01. Mr. Piluso is the co-manager and has shared voting control with his spouse over the shares of common stock of the Company held by Piluso Family Associates, LLC. Mr. Piluso and his wife are the trustees of the trusts.

(5)	Includes (i) 32,334,968 shares of common stock, (ii) 300,000 shares of common stock held by Systems Trading, Inc., and (iii) 169,202 shares of common stock issuable upon the exercise of stock options at exercise prices ranging from $0.060 to $0.39. Mr. Schwartz is the owner of and has voting control over the shares of common stock of the Company held by Systems Trading, Inc.

(6)	Includes (i) 33,172 shares of common stock held individually and (ii) options to acquire 233,331 shares of common stock at exercise prices ranging from $0.05 to $0.35 per share.

(7)	Includes options to acquire 233,331 shares of common stock at exercise prices ranging from $0.05 to $0.35 per share.

(8)	Includes options to acquire 233,331 shares of common stock at exercise prices ranging from $0.05 to $0.35 per share.

(9)	Includes (i) 31,934,968 shares of common stock and (ii) 99,999 shares of common stock issuable upon the exercise of stock options at exercise prices ranging from $0.050 to $0.060 per share.

(10)	Mr. Kempster made open market sales of an aggregate of 20,000 shares of common stock between January and February 2019.

(11)	Includes options to acquire 8,333 shares of common stock exercisable at $0.054.

(12)	Includes (i) 25,000 shares of common stock and (ii) 8,333 shares of common stock issuable upon the exercise of stock options exercisable at $0.054.

(13)	Includes (i) 10,717,302 shares of common stock and (ii) 233,331 shares of common stock issuable upon exercise of stock options at exercise prices ranging from $0.050 to $0.35.

(14)	Officer and/or director of the Company.

(15)	Includes 1,401,786 shares of Series A Preferred Stock held individually.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Data Storage stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this information statement. In that event, a single information statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information/proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate information/proxy statement to us at: Data Storage Corporation, Attention: Corporate Secretary, 48 South Service Road, Melville, New York 11747 or by calling us at (212) 564-4922. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the SEC. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained by writing to the Company at 48 South Services Road, Suite 203 Melville, New York 11747.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to our stockholders only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/ Charles M. Piluso
Chairman and Chief Executive Officer

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DATA STORAGE CORPORATION

Data Storage Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify:

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.390 of the Nevada Revised Statutes setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the “Restated Certificate”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 78.320 and 78.390 of the Nevada Revised Statutes of the State of Nevada. The amendment amends the Articles of Incorporation of the Corporation as follows:

Article [____] is hereby amended to add the following paragraph immediately after the first paragraph of Article IV:

“Effective at [ ]. Eastern time, on the date this Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the “Effective Time”), (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that each [[____] shares of issued and outstanding Common Stock immediately prior to the Effective Time are combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

2. This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles Incorporation to be signed by Charles M. Piluso, its Chairman and Chief Executive Officer, this 8th day of March, 2021.

DATA STORAGE CORPORATION

By:
Charles M. Piluso
Chairman and Chief Executive Officer

A-1

APPENDIX B

DATA STORAGE CORPORATION

2021 STOCK INCENTIVE PLAN

Section 1.        Establishment and Purpose

The purpose of the Data Storage Corporation 2021 Stock Incentive Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers of Data Storage Corporation (the “Company”) and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan, as amended and restated, shall become effective upon the date set forth in Section 17.1 hereof.

Section 2.        Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1       “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2    “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3     “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4    “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5      “Board” means the Board of Directors of the Company.

2.6      “Cause” means: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of the Company’s policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee’s duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7        Change in Control” shall be deemed to have occurred if any one of the following events shall occur:

(i)        Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii)        The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity;

(iii)        Within any 12-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; or

(iv)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax.

2.8       “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9       “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

2.10       “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.11       “Company” means Data Storage Corporation, a Nevada corporation, and any successor thereto as provided in Section 15.8.

2.12       “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.13       “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.14       “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.15       “Effective Date” means the date set forth in Section 17.1 hereof.

2.16        “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary; provided that the Award Agreement for any grant of an Award to a prospective employee, officer, director, consultant, advisor or other individual service provider will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company or applicable Subsidiary .

2.17       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18        “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.19       “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.20       “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.21       “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.22       “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.23       “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.24       “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.25       “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.26       “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.27       “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.28       “Plan” means the Data Storage Corporation 2021 Stock Incentive Plan, as set forth herein and as may be amended from time to time.

2.29       “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.30       “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.31       “Securities Act” means the Securities Act of 1933, as amended.

2.32       “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary. A change in the capacity in which a Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Service with the Company or a Subsidiary, will not terminate a Participant’s Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Committee in its sole discretion, such Participant’s Service will be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant to or director of the Company will not constitute an interruption of Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or a Subsidiary’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. Unless the Committee provides otherwise, in its discretion, or as otherwise required by Applicable Law, vesting of Options shall be tolled during any unpaid leave of absence by a Participant.

2.33       “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.34       “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35       “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36      “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or Controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

Section 3.        Administration

3.1        Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to the requirements of Section 2.9 of the Plan with respect to an Award to a Reporting Person. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2        Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action (except an action relating to a Change in Control) shall materially impair the rights of a Participant with respect to an outstanding Award without the Participant’s consent. For purposes of the foregoing, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3        No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

Section 4.        Shares Subject to the Plan

4.1        Share Limitation.

(a)                 Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 15,000,000 shares (the “Initial Limit”), all of which may, but need not, be issued in respect of Incentive Stock Options.

(b)                Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1(a) as one share of Common Stock for every share of Common Stock subject thereto. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to or repurchased by the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or Stock Appreciation Right or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

4.2        Individual Participant Limitations. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any one Eligible Person who is a non-employee director of the Board shall not exceed 500,000.

4.3        Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Sections 4.1 and 4.2 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

Section 5.        Participation and Awards

5.1        Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock, units or other amounts subject to such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2        Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

Section 6.        Stock Options

6.1        Grants of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.7 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2        Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant and may establish an exercise price that is below Fair Market Value on the Date of Grant for Stock Options granted to Participants who are not residents of the U.S if permitted by applicable law and any applicable rules of the principal established stock exchange or national market system on which the Common Stock is traded.

6.3        Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4        Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a)       If a Participant’s Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b)       If a Participant’s Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c)       If a Participant’s Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d)       If a Participant’s Service terminates for Cause, any Stock Option held by such Participant, whether vested or unvested, shall be deemed forfeited and canceled on the date of such termination of Service.

(e)       To the extent that a Stock Option of a Participant whose Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Service or at such earlier time as the Committee may determine.

6.5        Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6        Reload Options. The Committee may in its discretion include in any Award Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any Participant who, pursuant to Section 6.5, delivers shares of the Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of the Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that an Award Agreement provides for the grant of an additional option, such Award Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Stock on its date of grant, and that any shares that are delivered pursuant to Section 6.5 in payment of such exercise price shall have been held for at least six months.

6.7        Additional Rules for Incentive Stock Options.

(a)        Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.

(b)        Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c)        Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d)        Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 7.        Stock Appreciation Rights

7.1        Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2        Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

7.3        Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4        Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

7.5        Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 8.        Restricted Stock Awards

8.1        Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2        Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 14.5. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3        Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4        Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5        Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

Section 9.        Stock Unit Awards

9.1        Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Stock Unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 9 of the Plan, the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

9.2        Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3        Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 10.        Performance Shares

10.1        Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion.

10.2        Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3        Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4        Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 11.        Performance Units

11.1        Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and conditions as the Committee shall specify in a Participant’s Award Agreement.

11.2        Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3        Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

11.4        Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 12.        Incentive Bonus Awards

12.1        Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2        Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3        Payment of Incentive Bonus Awards.

(a)        Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b)        The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

Section 13.        Other Cash-Based Awards and Other Stock-Based Awards

13.1        Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2        Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3       Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

14.        Change in Control

14.1        Effect of Change in Control.

(a)       The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b)       Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c)       The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

15.        General Provisions

15.1        Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2        Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

15.3        No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

15.4        Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5        Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6        Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7        Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8        Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9        Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10       Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for Awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

Section 16.        Legal Compliance

16.1        Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

16.2        Incentive Arrangement. The Plan is designed to provide an ongoing, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3        Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4        Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.5        Tax Withholding.

(a)        The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law. Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.

(b)        A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c)        Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) such withholding would cause adverse accounting consequences for the Company.

16.6        No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

16.7        Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8        Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9        Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Nevada, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

Section 17. Effective Date, Amendment and Termination

17.1        Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the Board; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid only if the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company within one year of the date on which such Board approval occurs. If such stockholder approval is not obtained within one year after the date of the Board’s approval of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

17.2        Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the Participant affected thereby (or, after the Participant’s death, the person having the right to exercise the Award), (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. For purposes of the foregoing, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the adoption of the Plan by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

*****

ADOPTION AND APPROVAL OF PLAN

Date Plan initially adopted by Board: March 8, 2021

Date Plan approved by Stockholders: _________________, 2021

Effective Date of Plan: ________________, 2021

APPENDIX C

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Data Storage Corporation
Entity or Nevada Business Identification Number (NVID): E0236582007-3

2. Description of the original document for which correction is being made:

Certificate of Amendment
Document Number 20080665546-52

3. Filing date of the original document for which correction is being made: 10/07/2008

4. Description of the inaccuracy or defect:

The amendment in Item 2 is misstated. It seems to recite the resolution, rather than the amendment. Item 2, the amendment to the Articles of Incorporation should read as set forth below in Item 5.

5. Correction of the inaccuracy or defect:

(i) The Certificate of Validation is attached hereto
(i) Article 3 is replaced in its entirety by the following:

Article 3: Shares. The Corporation's authorized capital stock shall consist of Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.001 per share.

6. Signature:

X ______________________

Authorized Signature | **Title *** | **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 1-5-15

C-1

Certificate of Validation and Ratification

[________ ___], 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on [________ ___], 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection the ratification and validation of a corporate act taken on October 7, 2008, the Certificate of Amendment, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is October 7, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: ________________________
Charles M. Piluso, President

C-2

APPENDIX D

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Data Storage Corporation
Entity or Nevada Business Identification Number (NVID): E0236582007-3

2. Description of the original document for which correction is being made:

Certificate of Amendment
Document Number 20080682445-99

3. Filing date of the original document for which correction is being made: 10/16/2008

4. Description of the inaccuracy or defect:

The amendment in Item 2 is misstated. It seems to recite the resolution, rather than the amendment. Item 2, the amendment to the Articles of Incorporation should read as set forth below in Item 5.

5. Correction of the inaccuracy or defect:

(i) The Certificate of Validation is attached hereto
(i) Article 3 is replaced in its entirety by the following:

Article 3: Shares. The Corporation's authorized capital stock shall consist of Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share.

[continued on next page]

6. Signature:

X

Authorized Signature | **Title *** | **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 1-5-15

Certificate of Validation and Ratification

[________ ___], 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on [________ ___], 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection the ratification and validation of a corporate act taken on October 16, 2008, the Certificate of Amendment, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is October 16, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: __________________________
Charles M. Piluso, President

APPENDIX E

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Data Storage Corporation
Entity or Nevada Business Identification Number (NVID): E0236582007-3

2. Description of the original document for which correction is being made:

Certificate of Amendment
Document Number 20090006051-33

3. Filing date of the original document for which correction is being made: 01/06/2009

4. Description of the inaccuracy or defect:

The amendment in Item 2 is misstated. It seems to recite the resolution, rather than the amendment. Item 2, the amendment to the Articles of Incorporation should read as set forth below in Item 5.

5. Correction of the inaccuracy or defect:

(i) The Certificate of Validation is attached hereto
(i) Article 1 is replaced in its entirety by the following:

Article 1: The name of the corporation is Data Storage Corporation.

6. Signature:

X

Authorized Signature | **Title *** | **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 1-5-15

E-1

Certificate of Validation and Ratification

[________ ___], 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on [________ ___], 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection the ratification and validation of a corporate act taken on January 6, 2009, the Certificate of Amendment, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is January 6, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: ___________________________

Charles M. Piluso, President

E-2

APPENDIX F

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Data Storage Corporation
Entity or Nevada Business Identification Number (NVID): E0236582007-3

2. Description of the original document for which correction is being made:

Certificate of Designation
Document Number 2009056047-73

3. Filing date of the original document for which correction is being made: 06/24/2009

4. Description of the inaccuracy or defect:

The Certificate of Designation is being ratified to correct concerns with the amendment to the Articles of Incorporation.

5. Correction of the inaccuracy or defect:

(i) The Certificate of Validation is attached hereto
(i) The shareholders of the corporation, among other things, ratified the creation of the Series A Preferred Stock by the filing of the Certificate of Designation as filed with the Secretary of State of Nevada and ratified the issuance of One Million Four Hundred One Thousand Seven Hundred Eighty Six (1,401,786) shares of Series A Preferred Stock, as attached.

6. Signature:

X ______________________________

Authorized Signature | **Title *** | **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 1-5-15

Certificate of Validation and Ratification

[________ ___], 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on [________ ___], 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection the ratification and validation of a corporate act taken on June 24, 2009, the Certificate of Designation, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is June 24, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: ________________________

Charles M. Piluso, President

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES A PREFERRED STOCK OF

DATA STORAGE CORPORATION

Data Storage Corporation, a Nevada corporation (the "Corporation"), DOES HEREBY CERTIFY:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on June 4, 2009 (i) authorizing a series of the Corporation's previously authorized 10,000,000 shares of preferred stock, par value $.001 per share, designated the Series A Preferred Stock of the Corporation, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,401,786 shares of such Series A Preferred Stock of the Corporation, as follows:

RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the 10,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series A Preferred Stock (the "Series A Preferred Stock"), to consist of 1,401,786 shares, par value $.001 per share, which shall have the following preferences, powers, designations and other special rights;

1. **Voting.**

(a) Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes, upon any meeting of the stockholders of the Corporation (or action taken by written consent in lieu of any such meeting) equal to the number of shares of common stock, $0.001 par value per share (the "Common Stock") into which such shares of Series A Preferred Stock could be converted pursuant to Section 4 as of immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and be entitled to receive notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Except as otherwise expressly set forth in this Certificate of Designation or required by the Nevada Revised Statutes, the Series A Preferred Stock shall vote together with the Common Stock at any annual or special meeting of the stockholders on an as-converted to Common Stock basis, and may act by written consent in the same manner as the Common Stock.

(b) The Corporation shall not, without the consent of the holder(s) of a majority of the issued and outstanding shares of Series A Preferred Stock:

(i) create or issue any class or series of capital stock of the Corporation that is senior to the Series A Preferred Stock as to dividend rights, rights upon the occurrence of a Liquidation Event, an Acquisition or an Asset Transfer (each as defined below), or redemption rights (for the avoidance of doubt, the consent of the holder(s) of Series A Preferred Stock shall not be required for the Corporation to create or issue any class or series of capital stock of the Corporation that is *pari passu* with, or junior to, the Series A Preferred Stock as to dividend rights, rights upon the occurrence of a Liquidation Event, an Acquisition or an Asset Transfer, or redemption rights); or

(ii) effect any issuance of any class or series of capital stock of the Corporation that would dilute the equity ownership of the Series A Preferred Stock in manner that is adversely disproportionate, as compared to the dilution to the equity ownership of the Common Stock resulting from such issuance.

2. **Dividends.**

(a) *Dividend Rights*. Each share of Series A Preferred Stock, in preference to the holders of all Junior Stock (as defined below), shall entitle its holder to receive, but only out of funds that are legally available therefor, cash dividends at the rate of ten percent (10%) per annum from the Original Issue Date on the Original Issue Price for such share of Series A Preferred Stock, compounding annually unless paid by the Corporation; *provided, however*, that the accrued dividends on any share of Series A Preferred Stock that is issued in exchange for share(s) of the Series A Preferred Stock of Data Storage Corporation, a Delaware corporation ("DSC Series A Preferred Stock"), shall also include any accrued but unpaid dividends on such share(s) of DSC Series A Preferred Stock as of the time of the exchange. Dividends shall be payable on shares of Series A Preferred Stock on each one (1) year anniversary of the Original Issue Date of the applicable share of Series A Preferred Stock (or, with respect to any share of Series A Preferred Stock that is issued in exchange for share(s) of DSC Series A Preferred Stock, on each one (1) year anniversary of the original issue date of such share(s) of DSC Series A Preferred Stock) (each, a "Dividend Payment Date") except that, if the Corporation does not have funds legally available for distribution to stockholders on a Dividend Payment Date sufficient to make the applicable annual dividend payment, such dividends shall not be payable on such Dividend Payment Date but instead shall continue to accrue. In addition, accrued and unpaid dividends shall be payable on Series A Preferred Stock: (i) upon the occurrence of a Liquidation Event pursuant to Section 3; (ii) upon the occurrence of an Asset Transfer or an Acquisition pursuant to Section 5; (iii) upon conversion of such shares of Series A Preferred Stock into Common Stock pursuant to Section 4; (iv) upon redemption of such shares of Series A Preferred Stock pursuant to Section 6; or (v) otherwise when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"). As long as any shares of

Series A Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on any shares of Junior Stock until all accrued and unpaid dividends on the Series A Preferred Stock as set forth above in this Section 2 shall have been paid or declared and set apart. For purposes of this Certificate of Designation: (i) "Junior Stock" shall mean Common Stock and each other class or series of capital stock of the Corporation which may hereafter be authorized, the terms of which do not expressly provide that such class or series is *pari passu* with, or senior to, the Series A Preferred Stock as to dividend rights, rights upon the occurrence of a Liquidation Event, upon an Asset Transfer or Acquisition, or redemption rights; (ii) the date on which a share of Series A Preferred Stock was issued is referred to herein as its "Original Issue Date"; and (iii) the "Original Issue Price" of a share of Series A Preferred Stock shall be $1.39 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to shares of Series A Preferred Stock).

3. **Liquidation Preference.**

(a) *Liquidation Preference*. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to stockholders, for each share of Series A Preferred Stock held by such holder, an amount per share of Series A Preferred Stock equal to the Original Issue Price for such share of Series A Preferred Stock plus all accrued and unpaid dividends on such share of Series A Preferred Stock as of the date of the Liquidation Event (its "Liquidation Preference Amount"). If, upon any Liquidation Event, the assets of the Corporation legally available for distribution to stockholders shall be insufficient to make payment in full to all holders of Series A Preferred Stock outstanding as of such Liquidation Event of their respective Liquidation Preference Amounts, then all of such assets shall be distributed among the holders of Series A Preferred Stock outstanding as of such Liquidation Event, ratably in proportion to the Liquidation Preference Amounts to which they would otherwise be respectively entitled, and holders of Junior Stock shall not be entitled to receive any of such assets in connection with the Liquidation Event.

(b) *Waiver*. Any distribution under this Section 3 to the holders of Series A Preferred Stock upon a Liquidation Event may be waived, in whole or in part, upon the consent of the holder(s) of a majority of the shares of Series A Preferred Stock outstanding as of such Liquidation Event and such waiver shall be binding upon all holders of shares of Series A Preferred Stock outstanding as of such Liquidation Event.

4. **Conversion Rights**. The holders of Series A Preferred Stock shall have the following rights with respect to the conversion of shares of Series A Preferred Stock into shares of Common Stock.

(a) *Conversion Generally*. Each share of Series A Preferred Stock may, at the option of its holder, be converted at any time into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Original Issue Price by the "Conversion Price" of the Series A Preferred Stock (which shall initially be $1.39 and be subject to adjustment as set forth below in this Section 4).

(b) *Optional Conversion.* Subject to and in compliance with the provisions of this Section 4, any share of Series A Preferred Stock may, at the option of its holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. Each holder of Series A Preferred Stock that desires to convert the same into shares of Common Stock pursuant to this Section 4 shall give notice thereof to the Corporation or its transfer agent, as applicable, at least three (3) business days prior to the effective date of conversion, which shall be delivered at the office of the Corporation or its transfer agent, as applicable, along with the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed, or, in the event that such certificate or certificates have been lost, stolen or destroyed, such holder shall execute and deliver to the Corporation or its transfer agent, as applicable, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates. Such notice shall state the number of shares of Series A Preferred Stock being converted. The Corporation shall, on the effective date of conversion specified in the notice (or the next business day thereafter if such effective date is not a business day), issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and pay: (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value as of the date of such conversion determined in good faith by the Board of Directors), any accrued and unpaid dividends on the shares of Series A Preferred Stock being converted; and (ii) in cash, the amount (if any) relating to any fractional shares pursuant to Section 4(g). Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted and, from and after such surrender: (i) the holder thereof shall be conclusively deemed to be the holder of the shares of Common Stock issued upon such conversion; (ii) such shares of Series A Preferred Stock shall be conclusively deemed to be no longer outstanding and the holder thereof shall cease to be a stockholder of the Corporation with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto; and (iii) such certificate or certificates shall represent only the right to receive the shares of Common Stock into which such shares of Series A Preferred Stock were converted.

(c) *Automatic Conversion.* If the Corporation (or its successor) receives a written request from its underwriters that the Series A Preferred Stock be converted into shares of Common Stock in connection with or after consummation of a merger, all of the then-outstanding shares of Series A Preferred Stock shall, at the time specified in the underwriter's request, be converted into shares of Common Stock at a conversion ratio equal to the conversion ratio then in effect multiplied by 1.25. Such conversion shall occur automatically and without any further action by the holders of shares of Series A Preferred Stock, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and, from and after any such conversion: (i) the holder thereof shall be conclusively deemed to be the holder of the shares of Common Stock issued upon such conversion; (ii) such shares of Series A Preferred Stock shall be conclusively deemed to be no longer outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto; and (iii) such certificates shall represent only the right to receive the shares of Common Stock into which such shares of Series A Preferred Stock were converted. The Corporation shall provide at least sixty (60) days' advance written notice of the occurrence of automatic conversion of the Series A Preferred Stock pursuant to this Section 4(c) to the holders of Series A Preferred Stock, such holders shall promptly surrender the certificates representing their respective shares of Series A Preferred Stock at the office of the Corporation or its transfer agent, as applicable, the Corporation shall issue and deliver to each such holder promptly (and in any event within three (3) business days thereafter), in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and shall promptly pay: (i) in cash or, to the extent sufficient funds are not then legally available therefor, Common Stock (at the Common Stock's fair market value as of the date of such conversion determined in good faith by the Board of Directors), any accrued and unpaid dividends on the shares of Series A Preferred Stock being converted; and (ii) in cash, the amount (if any) relating to any fractional shares pursuant to Section 4(g).

(d) *Adjustment of Conversion Price Upon Stock Splits and Combinations*. If, at any time or from time to time on or after the Original Issue Date for a share of Series A Preferred Stock, the Corporation effects a subdivision of the outstanding Common Stock without a corresponding subdivision of such share of Series A Preferred Stock, the Conversion Price of such share of Series A Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if, at any time or from time to time on or after the Original Issue Date for a share of Series A Preferred Stock, the Corporation combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of such share of Series A Preferred Stock, the Conversion Price of such share of Series A Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) *Adjustment of Conversion Price Upon Common Stock Dividends and Distributions*. If, at any time or from time to time on or after the Original Issue Date for a share of Series A Preferred Stock, the Corporation pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of Series A Preferred Stock, the Conversion Price then in effect for such share of Series A Preferred Stock shall be adjusted by multiplying the Conversion Price then in effect for such share of Series A Preferred Stock by a fraction, (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution. If the Corporation fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date. If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

(f) *Adjustment Upon Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation.* If, at any time or from time to time on or after the Original Issue Date for a share of Series A Preferred Stock, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer or a subdivision or combination of shares or stock dividend provided for in Section 4(d) or Section 4(e), as applicable), each holder of Series A Preferred Stock shall then have the right to convert such holder's Series A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization, reclassification, merger, consolidation or other change to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) *Fractional Shares.* No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock pursuant to this Section 4. All shares of Common Stock (including fractions thereof) that would otherwise be issuable upon conversion of more than one share of Series A Preferred Stock held by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined in good faith by the Board of Directors) as of the date of conversion.

(h) *Reservation of Stock Issuable Upon Conversion.* The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(i) *Shares Validly Issued.* The Common Stock issued upon conversion of Series A Preferred Stock as provided in this Section 4 shall, upon such issuance, be duly and validly issued, fully paid and non-assessable.

5. **Rights Upon Acquisition or Asset Transfer.**

(a) *Definitions.* For the purposes of this Section 5: (i) the term "Acquisition" shall mean: (A) any consolidation or merger of the Corporation with or into any other corporation or other entity, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Corporation as of immediately prior to such consolidation, merger or reorganization, hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, of its parent) as of immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which more than fifty percent (50%) of the voting power of the holders of the Corporation's capital stock is transferred; *provided, however,* that an Acquisition shall not include any transaction or series of transactions principally for *bona fide* equity financing purposes in which (1) cash is received by the Corporation or any successor to the Corporation, or (2) indebtedness of the Corporation or any successor to the Corporation is cancelled or converted or a combination thereof, in each case in return for shares of such entity's capital stock and related rights (including voting power); and (ii) the term "Asset Transfer" shall mean any sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

(b) *Distributions to Holders of Series A Preferred Stock and Junior Stock.* If the Corporation is a party to an Acquisition or Asset Transfer, the Corporation shall: (i) structure such Acquisition so that the proceeds of such Acquisition, after any payment of the Corporation's indebtedness and expenses required in connection with such Acquisition, are distributed as if such Acquisition were a Liquidation Event under Section 3; or (ii) distribute the proceeds of such Asset Transfer that are legally available for distribution to stockholders as if such Asset Transfer were a Liquidation Event under Section 3. In any Acquisition or Asset Transfer, if the consideration to be received is securities of an entity or other property other than cash, its value for purposes of this Section 5 will be its fair market value as determined in good faith by the Board of Directors.

(c) *Waiver.* Any distribution under this Section 5 to the holders of Series A Preferred Stock upon an Acquisition or Asset Transfer may be waived, in whole or in part, upon the consent of the holder(s) of a majority of the shares of Series A Preferred Stock outstanding as of such Acquisition or Asset Transfer and such waiver shall be binding upon all holders of shares of Series A Preferred Stock outstanding as of such Acquisition or Asset Transfer.

6. Redemption. The Corporation shall be obligated to redeem the Series A Preferred Stock as follows:

(a) *Redemption Process.* Each holder of shares of Series A Preferred Stock may request that the Corporation, to the extent it has sufficient funds legally available therefor, redeem on each one (1) year anniversary date of such share's Original Issue Date (or, with respect to any shares of Series A Preferred Stock that are issued in exchange for share(s) of DSC Series A Preferred Stock, on each one (1) year anniversary of the original issue date of such share(s) of DSC Series A Preferred Stock) (each, a "Redemption Date") up to twenty-five percent (25%) of the aggregate amount of shares of Series A Preferred Stock originally issued to such holder (the "Originally Purchased Shares"), by providing, at least sixty (60) days prior to the applicable Redemption Date, written notice of such redemption request, along with the stock certificate or certificates for the shares of Series A Preferred Stock to be redeemed, duly endorsed, and delivering the same to the office of the Corporation or its transfer agent or, in the event that such stock certificate or certificates have been lost, stolen or destroyed, such holder shall, in lieu of delivering such stock certificate or certificates, execute and deliver to the Corporation an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates. If less than all the shares represented by any such stock certificate or certificates are redeemed on such Redemption Date, the Corporation shall issue a new stock certificate to the holder thereof representing the unredeemed shares. The Corporation shall effect such redemptions on the applicable Redemption Date by paying in cash, in exchange for each share of Series A Preferred Stock to be redeemed on such Redemption Date, a sum equal to the then-current Liquidation Preference Amount for such share of Series A Preferred Stock as of the Redemption Date (the "Redemption Amount").

(b) *Insufficient Funds Available for Redemption.* Notwithstanding anything to the contrary in Section 6(a), if the assets of the Corporation legally available for distribution to stockholders as of any Redemption Date are insufficient to redeem the full amount of the Series A Preferred Stock to be redeemed by the Corporation on such Redemption Date, then the Corporation shall provide prompt written notice thereof to the stockholders requesting redemption and the Corporation shall instead redeem on such Redemption Date only such number of full shares of Series A Preferred Stock for which it has funds legally available for distribution to stockholders enabling it to effect such redemption, which shall, in the event that the shares of more than one stockholder have been requested to be redeemed on such Redemption Date, be allocated ratably among such stockholders. The shares of Series A Preferred Stock that have not been redeemed shall remain outstanding and continue to accrue dividends in accordance with Section 2 and be redeemable upon the next Redemption Date, in addition to the twenty-five percent (25%) of each stockholder's Originally Purchased

Jun-24-09 10:49A piluso, c.m. 15163652865 P.02

Date, in addition to the twenty-five percent (25%) of each stockholder's Originally Purchased Shares that would otherwise be redeemable on such next Redemption Date (but subject to any limitations on such redemption set forth above in this Section 6(b).

(c) From and after each Redemption Date, all rights of each holder of the shares of Series A Preferred Stock redeemed on such Redemption Date in accordance with this Section 6, as a holder of such shares, shall cease and terminate, other than the right to receive the Redemption Amount for the redeemed shares pursuant to the terms and conditions of this Section 6.

IN WITNESS WHEREOF, Charles M. Piluso, Chairman and President of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations on June ___, 2009.

CHARLES M. PILUSO

EXHIBIT A

DATA STORAGE CORPORATION
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock dated June ___, 2009 (the "**Certificate of Designations**"), of Data Storage Corporation, a Nevada corporation (the "**Corporation**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the "**Preferred Shares**") indicated below into shares of Common Stock, par value $0.001 per share (the "**Common Stock**"), of the Corporation, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion: ______________________________

Number of Preferred Shares to be converted: ______________________________

Please confirm the following information:

Number of shares of Common Stock
to be issued: ______________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

Issue to: ______________________________
Facsimile Number: ______________________________
Authorization: ______________________________

By: ______________________________
Title: ______________________________

Applicable only if the Transfer Agent is a participant in the electronic book entry transfer program:

Account Number:
(if electronic book entry transfer): ______________________________
Transaction Code Number
(if electronic book entry transfer): ______________________________
Participant Code:

THIS NOTICE MUST BE DELIVERED TO THE TRANSFER AGENT: